Exhibit 23.2

Consent Of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-198917) of Tofutti Brands, Inc. of our report dated April 3, 2024, relating to the financial statements of Tofutti Brands, Inc. as of and for the fiscal year ended December 30, 2023 which appears in the Annual Report on Form 10-K of Tofutti Brands, Inc. for the year ended December 28, 2024.

/s/ Mazars USA LLP

Iselin, NJ

March 28, 2025